Exhibit 77Q(1)(e)

Copies of any new or amended registrant investment advisory contracts

The following documents were included in Registrant's Form
Type 485BPOS, dated June 28, 2010, accession number
0000950123-10-061748 and incorporated by reference herein:

Advisory Fee Waiver Agreement - PL Floating Rate Loan Fund

Advisory Fee Waiver Agreement - PL Large-Cap Growth Fund

Amendment to the Fund Management Agreement-Morgan Stanley
Investment  Management Inc.

Subadvisory Agreement - Eaton Vance Management